Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2021 Financial Results
Record Annual Total Revenues with Cloud Revenue Growth of 21.6%
Repurchases 2.5 Million Common Shares and Increases Dividend by 10%

Fiscal 2021 Fourth Quarter Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$893.5	$859.4	$694.4	$671.8	$360.2	$352.7
+8.1%	+4.0%	+5.6%	+2.2%	+8.3%	+6.0%
Annual Recurring Revenues represent 78% of Total Revenues

•Operating cash flows were $296.2 million and free cash flows were $268.8 million
•GAAP-based net income of $181.3 million, up 586.9% Y/Y, margin of 20.3%, up 1,710 basis points Y/Y
•Adjusted EBITDA of $314.8 million, down 0.8%, margin of 35.2%, down 320 basis points Y/Y
•GAAP-based diluted EPS of $0.66, up 560.0% Y/Y
•Non-GAAP diluted EPS of $0.80, constant Y/Y
•During the quarter, the company repurchased and cancelled 2.5 million common shares for $119.1 million under our Share Repurchase Plan
•Quarterly cash dividend increased by 10%

Fiscal 2021 Annual Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$3,386.1	$3,304.8	$2,741.5	$2,686.6	$1,407.4	$1,389.7
+8.9%	+6.3%	+12.7%	+10.4%	+21.6%	+20.0%
Annual Recurring Revenues represent 81% of Total Revenues

•Operating cash flows were $876.1 million and free cash flows were $812.4 million, which include the IRS settlement payment of $299.6 million
•GAAP-based net income of $310.7 million, up 32.6% Y/Y, margin of 9.2%, up 170 basis points Y/Y
•Adjusted EBITDA of $1,315.0 million, up 14.5%, margin of 38.8%, up 190 basis points Y/Y
•GAAP-based diluted EPS of $1.14, up 32.6% Y/Y
•Non-GAAP diluted EPS of $3.39, up 17.3% Y/Y

Waterloo, ON, August 5, 2021 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter and year ended June 30, 2021.
“Our robust fourth quarter results contributed to a record fiscal year, as we successfully helped our customers navigate the challenges of an evolving market and workforce,” said Mark J. Barrenechea, OpenText CEO & CTO. “In Fiscal 2021,

OpenText delivered a record $3.39 billion in total revenues, up 8.9% year-over-year, supported by record Cloud revenues of $1.4 billion, up 21.6% from a year ago. Annual Recurring Revenues (ARR) reached a record $2.7 billion, up 12.7% year-over-year, representing 81% of total revenues.”
“Information Management’s time has come, and OpenText is perfectly positioned to lead the market as we digitally empower many of the most innovative global organizations, in nearly every vertical and line of business. OpenText Cloud Editions enables customers to accelerate growth and stay ahead of the competition by maximizing the value of their information through our cloud-based Information Management platform.”
“I am very pleased with our fourth quarter and Fiscal 2021 results,” said Madhu Ranganathan, OpenText EVP, CFO. “In Fiscal 2021, we excelled in our operational performance, generating a record $1.3 billion of adjusted EBITDA, up 14.5% year-over-year, and free cash flows of $812.4 million which includes the IRS settlement payment of $299.6 million. With approximately $1.6 billion of cash as of June 30, 2021, and a net leverage ratio of 1.5x, our balance sheet and liquidity position remain strong. We are well positioned to drive our organic growth initiatives and to deploy capital that meet OpenText’s growth and returns based metrics.”
Financial Highlights for Q4 and Fiscal 2021 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q4 FY'21	Q4 FY'20	$ Change	% Change	Q4 FY'21 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$360.2	$332.6	$27.5	8.3%	$352.7	6.0%
Customer support	334.3	324.9	9.3	2.9%	319.1	(1.8)%
Total annual recurring revenues**	$694.4	$657.5	$36.9	5.6%	$671.8	2.2%
License	132.5	105.8	26.7	25.3%	124.6	17.8%
Professional service and other	66.6	63.3	3.3	5.2%	63.0	(0.4)%
Total revenues	$893.5	$826.6	$66.9	8.1%	$859.4	4.0%
GAAP-based operating income	$171.7	$91.2	$80.5	88.2%	N/A	N/A
Non-GAAP-based operating income (1)	$293.9	$293.8	$0.1	—%	$285.7	(2.7)%
GAAP-based net income attributable to OpenText	$181.3	$26.4	$154.9	586.9%	N/A	N/A
GAAP-based EPS, diluted	$0.66	$0.10	$0.56	560.0%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.80	$0.80	$—	—%	$0.78	(2.5)%
Adjusted EBITDA (1)	$314.8	$317.4	($2.6)	(0.8)%	$306.3	(3.5)%
Operating cash flows	$296.2	$280.3	$15.9	5.7%	N/A	N/A
Free cash flows (1)	$268.8	$262.5	$6.2	2.4%	N/A	N/A

Summary of Annual Results
(In millions, except per share data)	FY'21	FY'20	$ Change	% Change	FY'21 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,407.4	$1,157.7	$249.8	21.6%	$1,389.7	20.0%
Customer support	1,334.1	1,275.6	58.5	4.6%	1,297.0	1.7%
Total annual recurring revenues**	$2,741.5	$2,433.3	$308.2	12.7%	$2,686.6	10.4%
License	384.7	402.9	(18.1)	(4.5)%	368.1	(8.6)%
Professional service and other	259.9	273.6	(13.7)	(5.0)%	250.0	(8.6)%
Total revenues	$3,386.1	$3,109.7	$276.4	8.9%	$3,304.8	6.3%
GAAP-based operating income	$740.9	$503.5	$237.4	47.1%	N/A	N/A
Non-GAAP-based operating income (1)	$1,230.0	$1,058.8	$171.2	16.2%	$1,193.9	12.8%
GAAP-based net income attributable to OpenText	$310.7	$234.2	$76.4	32.6%	N/A	N/A
GAAP-based EPS, diluted	$1.14	$0.86	$0.28	32.6%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$3.39	$2.89	$0.50	17.3%	$3.28	13.5%
Adjusted EBITDA (1)	$1,315.0	$1,148.1	$167.0	14.5%	$1,278.2	11.3%
Operating cash flows	$876.1	$954.5	($78.4)	(8.2)%	N/A	N/A
Free cash flows (1)	$812.4	$881.8	($69.4)	(7.9)%	N/A	N/A

(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend and Share Repurchases
As part of our quarterly, non-cumulative cash dividend program, the Board declared on August 4, 2021, a cash dividend increase of 10% to $0.2209 per common share. The record date for this dividend is September 3, 2021 and the payment date is September 24, 2021. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
“Since Fiscal 2013, OpenText has delivered approximately $1.3 billion to shareholders through our dividend and share repurchase programs. In Fiscal 2021 we repurchased and cancelled 2.5 million common shares through our share repurchase plan, and in the next fiscal year, we expect to increase shareholder returns by allocating approximately 33% of free cash flows towards both our dividend and share repurchase programs,” said Mark J. Barrenechea.
Quarterly Business Highlights
•Key customer wins in the quarter included VMware, Wells Fargo, EDF, Cerner, Raytheon, Revlon, Froneri, DHL, Transport for London, Big Cart Holdings, California Department of State Hospitals, Enercon, Multibank Panama, Netherlands Police, Rapid Radiology and Services Australia
•Cloud Editions 21.3 strengthens Information Management in the cloud at scale
•OpenText partners with Google Cloud to extend availability of solution extensions for SAP® applications to the Asia Pacific Japan region
•Industry-leading solutions from OpenText Complement RISE with SAP
•OpenText launches Managed Detection and Response (MDR) Service
•OpenText named a leader in Content Platforms by Forrester
•OpenText recognized as an overall leader for fourth consecutive year in the 2021 Customer Communications Management Aspire Leaderboard
•OpenText World Asia Pacific showcases OpenText Cloud Editions
•Published our second Corporate Citizenship Report confirming our commitment to ESG

Summary of Quarterly Results
	Q4 FY'21	Q3 FY'21	Q4 FY'20	% Change (Q4 FY'21 vs Q3 FY'21)		% Change (Q4 FY'21 vs Q4 FY'20)
Revenue (millions)	$893.5	$832.9	$826.6	7.3%		8.1%
GAAP-based gross margin	69.6%	68.6%	68.5%	100	bps	110	bps
Non-GAAP-based gross margin (1)	75.8%	75.2%	75.8%	60	bps	—	bps
GAAP-based EPS, diluted	$0.66	$0.33	$0.10	100.0%		560.0%
Non-GAAP-based EPS, diluted (1)(2)	$0.80	$0.75	$0.80	6.7%		—%

Summary of Annual Results
	FY'21	FY'20	% Change
Revenue (millions)	$3,386.1	$3,109.7	8.9%
GAAP-based gross margin	69.4%	67.7%	170	bps
Non-GAAP-based gross margin (1)	76.1%	74.5%	160	bps
GAAP-based EPS, diluted	$1.14	$0.86	32.6%
Non-GAAP-based EPS, diluted (1)(2)	$3.39	$2.89	17.3%

(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning August 5, 2021 at 7:00 p.m. ET through 11:59 p.m. on August 19, 2021 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 7298 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to Non-GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2022 (Fiscal 2022) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, declaration of quarterly dividends, potential share repurchases pursuant to its Repurchase Plan, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2022 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially which include, but are not limited to, actual and potential risks and uncertainties relating to the ultimate spread of COVID-19, the severity of the disease and the duration of the COVID-19 pandemic. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2021 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2021	June 30, 2020
ASSETS
Cash and cash equivalents	$1,607,306	$1,692,850
Accounts receivable trade, net of allowance for credit losses of $22,151 as of June 30, 2021 and $20,906 as of June 30, 2020	438,547	466,357
Contract assets	25,344	29,570
Income taxes recoverable	32,312	61,186
Prepaid expenses and other current assets	98,551	136,436
Total current assets	2,202,060	2,386,399
Property and equipment	233,595	244,555
Operating lease right of use assets	234,532	207,869
Long-term contract assets	19,222	15,427
Goodwill	4,691,673	4,672,356
Acquired intangible assets	1,187,260	1,612,564
Deferred tax assets	796,738	911,565
Other assets	208,894	154,467
Long-term income taxes recoverable	35,362	29,620
Total assets	$9,609,336	$10,234,822
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$423,592	$373,314
Current portion of long-term debt	10,000	610,000
Operating lease liabilities	58,315	64,071
Deferred revenues	852,629	812,218
Income taxes payable	17,368	44,630
Total current liabilities	1,361,904	1,904,233
Long-term liabilities:
Accrued liabilities	28,830	34,955
Pension liability	74,511	73,129
Long-term debt	3,578,859	3,584,311
Long-term operating lease liabilities	224,453	217,165
Long-term deferred revenues	98,989	94,382
Long-term income taxes payable	34,113	171,200
Deferred tax liabilities	108,224	148,738
Total long-term liabilities	4,147,979	4,323,880
Shareholders' equity:
Share capital and additional paid-in capital
271,540,755 and 271,863,354 Common Shares issued and outstanding at June 30, 2021 and June 30, 2020, respectively; authorized Common Shares: unlimited	1,947,764	1,851,777
Accumulated other comprehensive income	66,238	17,825
Retained earnings	2,153,326	2,159,396
Treasury stock, at cost (1,567,664 and 622,297 shares at June 30, 2021 and June 30, 2020, respectively)	(69,386)	(23,608)
Total OpenText shareholders' equity	4,097,942	4,005,390
Non-controlling interests	1,511	1,319
Total shareholders' equity	4,099,453	4,006,709
Total liabilities and shareholders' equity	$9,609,336	$10,234,822

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues:
Cloud services and subscriptions	$360,160	$332,618
Customer support	334,256	324,915
License	132,541	105,803
Professional service and other	66,570	63,276
Total revenues	893,527	826,612
Cost of revenues:
Cloud services and subscriptions	127,583	116,569
Customer support	32,938	32,568
License	4,315	3,404
Professional service and other	53,662	48,435
Amortization of acquired technology-based intangible assets	53,215	59,719
Total cost of revenues	271,713	260,695
Gross profit	621,814	565,917
Operating expenses:
Research and development	117,235	100,766
Sales and marketing	183,237	152,882
General and administrative	73,019	62,574
Depreciation	21,021	23,649
Amortization of acquired customer-based intangible assets	52,469	58,998
Special charges (recoveries)	3,152	75,849
Total operating expenses	450,133	474,718
Income from operations	171,681	91,199
Other income (expense), net	45,017	7,790
Interest and other related expense, net	(37,550)	(40,529)
Income before income taxes	179,148	58,460
Provision for (recovery of) income taxes	(2,215)	32,037
Net income for the period	$181,363	$26,423
Net (income) loss attributable to non-controlling interests	(80)	(31)
Net income attributable to OpenText	$181,283	$26,392
Earnings per share—basic attributable to OpenText	$0.66	$0.10
Earnings per share—diluted attributable to OpenText	$0.66	$0.10
Weighted average number of Common Shares outstanding—basic (in '000's)	272,892	271,717
Weighted average number of Common Shares outstanding—diluted (in '000's)	273,981	272,367

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2021	2020	2019
Revenues:
Cloud services and subscriptions	$1,407,445	$1,157,686	$907,812
Customer support	1,334,062	1,275,586	1,247,915
License	384,711	402,851	428,092
Professional service and other	259,897	273,613	284,936
Total revenues	3,386,115	3,109,736	2,868,755
Cost of revenues:
Cloud services and subscriptions	481,818	449,940	383,993
Customer support	122,753	123,894	124,343
License	13,916	11,321	14,347
Professional service and other	197,183	212,903	224,635
Amortization of acquired technology-based intangible assets	218,796	205,717	183,385
Total cost of revenues	1,034,466	1,003,775	930,703
Gross profit	2,351,649	2,105,961	1,938,052
Operating expenses:
Research and development	421,447	370,411	321,836
Sales and marketing	622,221	585,044	518,035
General and administrative	263,521	237,532	207,909
Depreciation	85,265	89,458	97,716
Amortization of acquired customer-based intangible assets	216,544	219,559	189,827
Special charges (recoveries)	1,748	100,428	35,719
Total operating expenses	1,610,746	1,602,432	1,371,042
Income from operations	740,903	503,529	567,010
Other income (expense), net	61,434	(11,946)	10,156
Interest and other related expense, net	(151,567)	(146,378)	(136,592)
Income before income taxes	650,770	345,205	440,574
Provision for (recovery of) income taxes	339,906	110,837	154,937
Net income	$310,864	$234,368	$285,637
Net (income) loss attributable to non-controlling interests	(192)	(143)	(136)
Net income attributable to OpenText	$310,672	$234,225	$285,501
Earnings per share—basic attributable to OpenText	$1.14	$0.86	$1.06
Earnings per share—diluted attributable to OpenText	$1.14	$0.86	$1.06
Weighted average number of Common Shares outstanding—basic (in '000's)	272,533	270,847	268,784
Weighted average number of Common Shares outstanding—diluted (in '000's)	273,479	271,817	269,908

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2021	2020	2019
Net income	$310,864	$234,368	$285,637
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	42,440	(7,784)	(3,882)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $1,532, ($599) and $6 for the year ended June 30, 2021, 2020 and 2019, respectively	4,246	(1,662)	16
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($1,182), $355 and $539 for the year ended June 30, 2021, 2020 and 2019, respectively	(3,280)	985	1,494
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $990, $1,219 and ($2,004) for the year ended June 30, 2021, 2020 and 2019, respectively	3,987	1,245	(7,421)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $379, $520 and $292 for the year ended June 30, 2021, 2020 and 2019, respectively	1,020	917	272
Total other comprehensive income (loss) net	48,413	(6,299)	(9,521)
Total comprehensive income	359,277	228,069	276,116
Comprehensive (income) loss attributable to non-controlling interests	(192)	(143)	(136)
Total comprehensive income attributable to OpenText	$359,085	$227,926	$275,980

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Issuance of Common Shares
Under employee stock option plans	1,472	35,626	—	—	—	—	—	35,626
Under employee stock purchase plans	711	21,835	—	—	—	—	—	21,835
Share-based compensation	—	26,770	—	—	—	—	—	26,770
Purchase of treasury stock	—	—	(726)	(26,499)	—	—	—	(26,499)
Issuance of treasury stock	—	(16,465)	614	16,465	—	—	—	—
Dividends declared ($0.6300 per Common Share)	—	—	—	—	(168,859)	—	—	(168,859)
Cumulative effect of ASU 2016-16	—	—	—	—	(26,780)	—	—	(26,780)
Cumulative effect of Topic 606	—	—	—	—	29,786	—	—	29,786
Other comprehensive income (loss) - net	—	—	—	—	—	(9,521)	—	(9,521)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income	—	—	—	—	285,501	—	136	285,637
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	1,530	41,282	—	—	—	—	—	41,282
Under employee stock purchase plans	499	17,757	—	—	—	—	—	17,757
Share-based compensation	—	29,532	—	—	—	—	—	29,532
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Issuance of treasury stock	—	(11,008)	481	17,582	—	—	—	6,574
Dividends declared ($0.6984 per Common Share)	—	—	—	—	(188,712)	—	—	(188,712)
Other comprehensive income (loss) - net	—	—	—	—	—	(6,299)	—	(6,299)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income	—	—	—	—	234,225	—	143	234,368
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	1,605	49,565	—	—	—	—	—	49,565
Under employee stock purchase plans	573	22,307	193	6,690	—	—	—	28,997
Share-based compensation	—	51,969	—	—	—	—	—	51,969
Purchase of treasury stock	—	—	(1,455)	(64,847)	—	—	—	(64,847)
Issuance of treasury stock	—	(12,379)	316	12,379	—	—	—	—
Repurchase of Common Shares	(2,500)	(15,475)	—	—	(103,630)	—	—	(119,105)
Dividends declared ($0.7770 per Common Share)	—	—	—	—	(210,662)	—	—	(210,662)
Other comprehensive income (loss) - net	—	—	—	—	—	48,413	—	48,413
Net income	—	—	—	—	310,672	—	192	310,864
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income for the period	$181,363	$26,423
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	126,705	142,366
Share-based compensation expense	13,350	8,002
Pension expense	1,946	1,479
Amortization of debt issuance costs	1,153	1,130
Accelerated amortization of right of use assets	—	36,864
Loss on sale and write down of property and equipment	792	9,714
Deferred taxes	(7,805)	14,677
Share in net (income) loss of equity investees	(42,877)	(2,225)
Changes in operating assets and liabilities:
Accounts receivable	(26,118)	(1,689)
Contract assets	(10,298)	(13,636)
Prepaid expenses and other current assets	40,261	458
Income taxes	(23,169)	(478)
Accounts payable and accrued liabilities	53,415	72,876
Deferred revenue	(23,305)	(12,974)
Other assets	11,149	(6,309)
Operating lease assets and liabilities, net	(373)	3,572
Net cash provided by operating activities	296,189	280,250
Cash flows from investing activities:
Additions of property and equipment	(27,408)	(17,704)
Purchase of Dynamic Solutions Group Inc.	(600)	—
Other investing activities	(2,550)	(2,783)
Net cash used in investing activities	(30,558)	(20,487)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	34,287	13,493
Repayment of long-term debt and Revolver	(2,500)	(2,500)
Debt issuance costs	—	(3,636)
Repurchase of Common Shares	(119,105)	—
Payments of dividends to shareholders	(54,374)	(47,335)
Net cash provided by (used in) financing activities	(141,692)	(39,978)
Foreign exchange gain (loss) on cash held in foreign currencies	7,181	19,882
Increase (decrease) in cash, cash equivalents and restricted cash during the period	131,120	239,667
Cash, cash equivalents and restricted cash at beginning of the period	1,478,680	1,457,596
Cash, cash equivalents and restricted cash at end of the period	$1,609,800	$1,697,263

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2021	June 30, 2020
Cash and cash equivalents	$1,607,306	$1,692,850
Restricted cash (1)	2,494	4,413
Total cash, cash equivalents and restricted cash	$1,609,800	$1,697,263

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2021	2020	2019
Cash flows from operating activities:
Net income	$310,864	$234,368	$285,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	520,605	514,734	470,928
Share-based compensation expense	51,969	29,532	26,770
Pension expense	6,616	5,802	4,624
Amortization of debt issuance costs	4,548	4,633	4,330
Accelerated amortization of right of use assets	—	36,864	—
Loss on extinguishment of debt	—	17,854	—
Loss on sale and write down of property and equipment	2,771	9,714	9,438
Deferred taxes	73,039	51,388	47,425
Share in net (income) loss of equity investees	(62,897)	(8,700)	(13,668)
Changes in operating assets and liabilities:
Accounts receivable	60,954	84,499	75,508
Contract assets	(39,333)	(40,301)	(37,623)
Prepaid expenses and other current assets	37,733	(6,897)	(819)
Income taxes	(140,763)	(35,086)	27,291
Accounts payable and accrued liabilities	26,088	30,613	(21,732)
Deferred revenue	39,295	25,306	(1,827)
Other assets	11,914	1,127	(4)
Operating lease assets and liabilities, net	(27,283)	(914)	—
Net cash provided by operating activities	876,120	954,536	876,278
Cash flows from investing activities:
Additions of property and equipment	(63,675)	(72,709)	(63,837)
Purchase of XMedius	444	(73,335)	—
Purchase of Carbonite, Inc., net of cash and restricted cash acquired	—	(1,305,097)	—
Purchase of Dynamic Solutions Group Inc.	(971)	(4,149)	—
Purchase of Catalyst Repository Systems Inc.	—	—	(70,800)
Purchase of Liaison Technologies, Inc.	—	—	(310,644)
Purchase of Guidance Software, Inc., net of cash acquired	—	—	(2,279)
Other investing activities	(4,568)	(14,127)	(16,966)
Net cash used in investing activities	(68,770)	(1,469,417)	(464,526)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	80,067	66,600	57,889
Proceeds from long-term debt and Revolver	—	3,150,000	—
Repayment of long-term debt and Revolver	(610,000)	(1,713,631)	(10,000)
Debt extinguishment costs	—	(11,248)	—
Debt issuance costs	—	(21,806)	(322)
Repurchase of Common Shares	(119,105)	—	—
Purchase of treasury stock	(64,847)	(12,424)	(26,499)
Purchase of non-controlling interest	—	—	(583)
Payments of dividends to shareholders	(210,662)	(188,712)	(168,859)
Net cash provided by (used in) financing activities	(924,547)	1,268,779	(148,374)
Foreign exchange gain (loss) on cash held in foreign currencies	29,734	(178)	(3,826)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(87,463)	753,720	259,552
Cash, cash equivalents and restricted cash at beginning of the period	1,697,263	943,543	683,991
Cash, cash equivalents and restricted cash at end of the period	$1,609,800	$1,697,263	$943,543

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2021	June 30, 2020	June 30, 2019
Cash and cash equivalents	$1,607,306	$1,692,850	$941,009
Restricted cash (1)	2,494	4,413	2,534
Total cash, cash equivalents and restricted cash	$1,609,800	$1,697,263	$943,543

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to the COVID-19 pandemic, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2021 (In thousands, except for per share data)
	Three Months Ended June 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$127,583		$(935)	(1)	$126,648
Customer support	32,938		(505)	(1)	32,433
Professional service and other	53,662		(698)	(1)	52,964
Amortization of acquired technology-based intangible assets	53,215		(53,215)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	621,814	69.6%	55,353	(3)	677,167	75.8%
Operating expenses
Research and development	117,235		(2,664)	(1)	114,571
Sales and marketing	183,237		(4,718)	(1)	178,519
General and administrative	73,019		(3,830)	(1)	69,189
Amortization of acquired customer-based intangible assets	52,469		(52,469)	(2)	—
Special charges (recoveries)	3,152		(3,152)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	171,681		122,186	(5)	293,867
Other income (expense), net	45,017		(45,017)	(6)	—
Provision for (recovery of) income taxes	(2,215)		38,099	(7)	35,884
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	181,283		39,070	(8)	220,353
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.66		$0.14	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$181,283	$0.66
Add:
Amortization	105,684	0.39
Share-based compensation	13,350	0.05
Special charges (recoveries)	3,152	0.01
Other (income) expense, net	(45,017)	(0.16)
GAAP-based provision for (recovery of) income taxes	(2,215)	(0.02)
Non-GAAP-based provision for income taxes	(35,884)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$220,353	$0.80

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2021
GAAP-based net income, attributable to OpenText	$181,283
Add:
Provision for (recovery of) income taxes	(2,215)
Interest and other related expense, net	37,550
Amortization of acquired technology-based intangible assets	53,215
Amortization of acquired customer-based intangible assets	52,469
Depreciation	21,021
Share-based compensation	13,350
Special charges (recoveries)	3,152
Other (income) expense, net	(45,017)
Adjusted EBITDA	$314,808

GAAP-based net income margin	20.3%
Adjusted EBITDA margin	35.2%
Reconciliation of Free cash flows

Three Months Ended June 30, 2021
GAAP-based cash flows provided by operating activities	$296,189
Add:
Capital expenditures (1)	(27,408)
Free cash flows	$268,781

(1) Defined as "Additions of property and equipment" in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2021 (In thousands, except for per share data)
	Year Ended June 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$481,818		$(3,419)	(1)	$478,399
Customer support	122,753		(1,910)	(1)	120,843
Professional service and other	197,183		(2,565)	(1)	194,618
Amortization of acquired technology-based intangible assets	218,796		(218,796)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,351,649	69.4%	226,690	(3)	2,578,339	76.1%
Operating expenses
Research and development	421,447		(9,859)	(1)	411,588
Sales and marketing	622,221		(18,312)	(1)	603,909
General and administrative	263,521		(15,904)	(1)	247,617
Amortization of acquired customer-based intangible assets	216,544		(216,544)	(2)	—
Special charges (recoveries)	1,748		(1,748)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	740,903		489,057	(5)	1,229,960
Other income (expense), net	61,434		(61,434)	(6)	—
Provision for (recovery of) income taxes	339,906		(188,931)	(7)	150,975
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	310,672		616,554	(8)	927,226
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.14		$2.25	(8)	$3.39

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 52% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the year ended June 30, 2021 includes the income tax provision charge from the IRS settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits that was recognized during the second quarter of Fiscal 2021.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$310,672	$1.14
Add:
Amortization	435,340	1.59
Share-based compensation	51,969	0.19
Special charges (recoveries)	1,748	0.01
Other (income) expense, net	(61,434)	(0.22)
GAAP-based provision for (recovery of) income taxes	339,906	1.23
Non-GAAP-based provision for income taxes	(150,975)	(0.55)
Non-GAAP-based net income, attributable to OpenText	$927,226	$3.39
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2021
GAAP-based net income, attributable to OpenText	$310,672
Add:
Provision for (recovery of) income taxes	339,906
Interest and other related expense, net	151,567
Amortization of acquired technology-based intangible assets	218,796
Amortization of acquired customer-based intangible assets	216,544
Depreciation	85,265
Share-based compensation	51,969
Special charges (recoveries)	1,748
Other (income) expense, net	(61,434)
Adjusted EBITDA	$1,315,033

GAAP-based net income margin	9.2%
Adjusted EBITDA margin	38.8%
Reconciliation of Free cash flows

Year Ended June 30, 2021
GAAP-based cash flows provided by operating activities	$876,120
Add:
Capital expenditures (1)	(63,675)
Free cash flows	$812,445

(1) Defined as "Additions of property and equipment" in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2021 (In thousands, except for per share data)
	Three Months Ended March 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$123,729		$(505)	(1)	$123,224
Customer support	30,953		(464)	(1)	30,489
Professional service and other	50,321		(684)	(1)	49,637
Amortization of acquired technology-based intangible assets	53,453		(53,453)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	571,665	68.6%	55,106	(3)	626,771	75.2%
Operating expenses
Research and development	110,071		(2,146)	(1)	107,925
Sales and marketing	158,687		(4,580)	(1)	154,107
General and administrative	71,548		(3,978)	(1)	67,570
Amortization of acquired customer-based intangible assets	54,156		(54,156)	(2)	—
Special charges (recoveries)	2,846		(2,846)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	152,396		122,812	(5)	275,208
Other income (expense), net	8,283		(8,283)	(6)	—
Provision for (recovery of) income taxes	31,818		1,485	(7)	33,303
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	91,490		113,044	(8)	204,534
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.33		$0.42	(8)	$0.75

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$91,490	$0.33
Add:
Amortization	107,609	0.39
Share-based compensation	12,357	0.05
Special charges (recoveries)	2,846	0.01
Other (income) expense, net	(8,283)	(0.03)
GAAP-based provision for (recovery of) income taxes	31,818	0.12
Non-GAAP-based provision for income taxes	(33,303)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$204,534	$0.75
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2021
GAAP-based net income, attributable to OpenText	$91,490
Add:
Provision for (recovery of) income taxes	31,818
Interest and other related expense, net	37,333
Amortization of acquired technology-based intangible assets	53,453
Amortization of acquired customer-based intangible assets	54,156
Depreciation	21,961
Share-based compensation	12,357
Special charges (recoveries)	2,846
Other (income) expense, net	(8,283)
Adjusted EBITDA	$297,131

GAAP-based net income margin	11.0%
Adjusted EBITDA margin	35.7%
Reconciliation of Free cash flows

Three Months Ended March 31, 2021
GAAP-based cash flows provided by operating activities	$63,572
Add:
Capital expenditures (1)	(13,311)
Free cash flows	$50,261

(1) Defined as "Additions of property and equipment" in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2020 (In thousands, except for per share data)
	Three Months Ended June 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$116,569		$(490)	(1)	$116,079
Customer support	32,568		(310)	(1)	32,258
Professional service and other	48,435		(377)	(1)	48,058
Amortization of acquired technology-based intangible assets	59,719		(59,719)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	565,917	68.5%	60,896	(3)	626,813	75.8%
Operating expenses
Research and development	100,766		(1,590)	(1)	99,176
Sales and marketing	152,882		(2,575)	(1)	150,307
General and administrative	62,574		(2,660)	(1)	59,914
Amortization of acquired customer-based intangible assets	58,998		(58,998)	(2)	—
Special charges (recoveries)	75,849		(75,849)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	91,199		202,568	(5)	293,767
Other income (expense), net	7,790		(7,790)	(6)	—
Provision for (recovery of) income taxes	32,037		3,416	(7)	35,453
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	26,392		191,362	(8)	217,754
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.10		$0.70	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 55% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$26,392	$0.10
Add:
Amortization	118,717	0.44
Share-based compensation	8,002	0.03
Special charges (recoveries)	75,849	0.28
Other (income) expense, net	(7,790)	(0.03)
GAAP-based provision for (recovery of) income taxes	32,037	0.12
Non-GAAP-based provision for income taxes	(35,453)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$217,754	$0.80
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2020
GAAP-based net income, attributable to OpenText	$26,392
Add:
Provision for (recovery of) income taxes	32,037
Interest and other related expense, net	40,529
Amortization of acquired technology-based intangible assets	59,719
Amortization of acquired customer-based intangible assets	58,998
Depreciation	23,649
Share-based compensation	8,002
Special charges (recoveries)	75,849
Other (income) expense, net	(7,790)
Adjusted EBITDA	$317,385

GAAP-based net income margin	3.2%
Adjusted EBITDA margin	38.4%
Reconciliation of Free cash flows

Three Months Ended June 30, 2020
GAAP-based cash flows provided by operating activities	$280,250
Add:
Capital expenditures (1)	(17,704)
Free cash flows	$262,546

(1) Defined as "Additions of property and equipment" in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2020 (In thousands, except for per share data)
	Year Ended June 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$449,940		$(1,642)	(1)	$448,298
Customer support	123,894		(1,207)	(1)	122,687
Professional service and other	212,903		(1,294)	(1)	211,609
Amortization of acquired technology-based intangible assets	205,717		(205,717)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,105,961	67.7%	209,860	(3)	2,315,821	74.5%
Operating expenses
Research and development	370,411		(5,309)	(1)	365,102
Sales and marketing	585,044		(9,335)	(1)	575,709
General and administrative	237,532		(10,745)	(1)	226,787
Amortization of acquired customer-based intangible assets	219,559		(219,559)	(2)	—
Special charges (recoveries)	100,428		(100,428)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	503,529		555,236	(5)	1,058,765
Other income (expense), net	(11,946)		11,946	(6)	—
Provision for (recovery of) income taxes	110,837		16,897	(7)	127,734
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	234,225		550,285	(8)	784,510
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.86		$2.03	(8)	$2.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$234,225	$0.86
Add:
Amortization	425,276	1.56
Share-based compensation	29,532	0.11
Special charges (recoveries)	100,428	0.37
Other (income) expense, net	11,946	0.04
GAAP-based provision for (recovery of) income taxes	110,837	0.41
Non-GAAP-based provision for income taxes	(127,734)	(0.46)
Non-GAAP-based net income, attributable to OpenText	$784,510	$2.89
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2020
GAAP-based net income, attributable to OpenText	$234,225
Add:
Provision for (recovery of) income taxes	110,837
Interest and other related expense, net	146,378
Amortization of acquired technology-based intangible assets	205,717
Amortization of acquired customer-based intangible assets	219,559
Depreciation	89,458
Share-based compensation	29,532
Special charges (recoveries)	100,428
Other (income) expense, net	11,946
Adjusted EBITDA	$1,148,080

GAAP-based net income margin	7.5%
Adjusted EBITDA margin	36.9%
Reconciliation of Free cash flows

Year Ended June 30, 2020
GAAP-based cash flows provided by operating activities	$954,536
Add:
Capital expenditures (1)	(72,709)
Free cash flows	$881,827

(1) Defined as "Additions of property and equipment" in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and year ended June 30, 2021 and 2020:

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	24%	14%	22%	13%
GBP	5%	5%	4%	5%
CAD	3%	13%	3%	8%
USD	60%	53%	63%	57%
Other	8%	15%	8%	17%
Total	100%	100%	100%	100%

	Year Ended June 30, 2021		Year Ended June 30, 2020
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	14%	22%	14%
GBP	5%	5%	5%	6%
CAD	3%	11%	3%	9%
USD	61%	54%	61%	55%
Other	8%	16%	9%	16%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).